                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):   October 22, 1996


                               ON ASSIGNMENT, INC.
               (Exact name of registrant as specified in charter)



       Delaware                       0-20540                94-4023433
(State or other jurisdiction          (Commission            (IRS Employer
     of Incorporation)                File Number)           Identification No.)



26651 West Agoura Road, Calabasas, California                       91302
(Address of principal executive offices)                            (Zip Code)



Company's telephone number, including area code:    (818) 878-7900



                                 Not applicable
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.


                  On October 22, 1996 On Assignment, Inc. reported record financial results for the third quarter and nine months ended September 30, 1996. For the quarter, revenues rose to $23,303,000 from $19,201,000 a year ago, an increase of 21 percent. Net income increased 38 percent to $1,573,000, or $0.29 per share, from $1,143,000, or $0.21 per share.

                  Record numbers of employees on assignment and clients, and rising Account Manager productivity in all three divisions -- Lab Support, Finance Support, and EnviroStaff -- contributed to revenue and profit growth. Company-wide profitability (including gross, operating, and net margins) improved for both the quarter and the nine months, reflecting the benefit of higher revenue from existing productive capacity.

                  For the nine months ended September 30, 1996, revenues were $63,643,000, compared with $52,530,000 for the 1995 period, an increase of 21 percent. Net income rose 26 percent to $3,801,000, or $0.70 per share, from $3,020,000, or $0.57 per share. The net income amount for the 1996 period includes the one-time charge of $0.04 per share relating to the acquisition of EnviroStaff.



ITEM 7.  EXHIBITS.

(c) Exhibits:

         Exhibit
         Number

         20.1 Press Release: "On Assignment, Inc. Reports 1996 Third Quarter and Nine Months Results."

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ON ASSIGNMENT, INC.
                                  ---------------------
                                      (Registrant)



Date:  October 22, 1996            By: /s/ Ronald W. Rudolph
                                       ---------------------------
                                   Name:   Ronald W. Rudolph
                                   Title:  Senior Vice President, Chief
                                           Financial Officer and Secretary

                                  EXHIBIT INDEX

                             Description of Document



Exhibit
Number
------
20.1      Press Release: "On Assignment, Inc. Reports 1996 Third
          Quarter and Nine Months Results."